                           Exhibit 10.8

          The following persons have Executive Employee Salary
Continuation Agreements with the Corporation in the form filed herewith with the names or amounts set forth below inserted in the blanks identified by the following column headings.

           (I)               (II)             (III)
   Richard L. Edgar        $39,300          $3,275.00
   Michael McHugh            9,100             758.33
   Ronald Hansen            21,900           1,825.00

                         EXECUTIVE EMPLOYEE SALARY
                          CONTINUATION AGREEMENT

                                    FOR


                                    (i)

                             TABLE OF CONTENTS

                                                                       PAGE
SECTION 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          1.1  ADMINISTRATIVE COMMITTEE. . . . . . . . . . . . . . . . .  2
          1.2  AGE . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          1.3  CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . .  2
          1.4  CREDITING RATE. . . . . . . . . . . . . . . . . . . . . .  3
          1.5  DISABILITY. . . . . . . . . . . . . . . . . . . . . . .    3
          1.6  DISCHARGE FOR CAUSE . . . . . . . . . . . . . . . . . . .  3
          1.7  EARLY RETIREMENT DATE . . . . . . . . . . . . . . . . . .  4
          1.8  MORTALITY ASSUMPTIONS . . . . . . . . . . . . . . . . . .  4
          1.9  NORMAL RETIREMENT DATE. . . . . . . . . . . . . . . . . .  4
          1.10 TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . .  4
          1.11 VESTING . . . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . .  5
          3.1  BENEFITS UPON NORMAL RETIREMENT.. . . . . . . . . . . . .  5
          3.2  BENEFITS UPON EARLY RETIREMENT. . . . . . . . . . . . . .  5
          3.3  BENEFITS UPON LATE RETIREMENT.. . . . . . . . . . . . . .  6
          3.4  BENEFITS UPON DISABILITY. . . . . . . . . . . . . . . . .  6
          3.5  OTHER TERMINATIONS OF EMPLOYMENT. . . . . . . . . . . . .  6
               (a)  VOLUNTARY TERMINATION OF EMPLOYMENT PRIOR TO THE
                    EARLY RETIREMENT DATE OR DISCHARGE FOR CAUSE AT
                    ANY TIME . . . . . . . . . . . . . . . . . . . . . .  6
               (b) INVOLUNTARY TERMINATION OF EMPLOYMENT PRIOR TO THE EARLY RETIREMENT DATE OTHER THAN BECAUSE OF DEATH,
                    DISABILITY OR DISCHARGE FOR CAUSE. . . . . . . . . .  6
               (c)  TERMINATION OF EMPLOYMENT AT OR AFTER A CHANGE IN
                    OWNERSHIP OF CONTROL.. . . . . . . . . . . . . . . .  7
          3.6  SURVIVORSHIP BENEFITS.. . . . . . . . . . . . . . . . .    8
               (a)  PRIOR TO COMMENCEMENT OF NORMAL OR EARLY
                    RETIREMENT BENEFITS. . . . . . . . . . . . . . . . .  8
               (b)  AFTER COMMENCEMENT OF BENEFITS . . . . . . . . . . .  8
          3.7  RECIPIENTS OF PAYMENTS:  DESIGNATION OF BENEFICIARY.  . .  8
          3.8  ACCELERATION OF BENEFITS. . . . . . . . . . . . . . . . .  9



SECTION 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     ADDITIONAL CHANGE IN CONTROL PROVISIONS . . . . . . . . . . . . . .  9
          4.1  APPLICATION OF SECTION. . . . . . . . . . . . . . . . . .  9
          4.2  LIMIT ON PAYMENTS.. . . . . . . . . . . . . . . . . . . .  9
          4.3  DETERMINATION BY EXPERTS. . . . . . . . . . . . . . . . .  9
          4.4  PARTICIPANT'S COSTS OF ENFORCEMENT. . . . . . . . . . . . 10

SECTION 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     ADMINISTRATION AND INTERPRETATION OF THIS AGREEMENT . . . . . . . . 10
SECTION 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     CLAIMS PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     REVIEW PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . 11
          7.1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          7.2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     LIFE INSURANCE AND FUNDING. . . . . . . . . . . . . . . . . . . . . 12
SECTION 9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     ASSIGNMENT OF BENEFITS. . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     EMPLOYMENT NOT GUARANTEED BY AGREEMENT. . . . . . . . . . . . . . . 13
SECTION 11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . 13
SECTION 13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     FORM OF COMMUNICATION . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
SECTION 17 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . . . . . . . . . . . 16

                                 EXHIBIT 10.8
             EXECUTIVE EMPLOYEE SALARY CONTINUATION AGREEMENT
                                    FOR
                                    (i)


     THIS AGREEMENT is made this 21st day of January, 1998, effective January 1, 1997, between Valley Ridge Bank, a Michigan corporation (the "Company") and (i) (the "Participant").

     WHEREAS, the Participant is an executive employee of the Company and as such has materially contributed to the Company's position, and

     WHEREAS the Company wishes to establish this Agreement for purposes of promoting in the Participant the strongest interest in the successful operation of the Company and increased efficiency in his work and to provide the Participant benefits upon retirement, death, disability or other termination of employment, in consideration of services to be performed after the date of this agreement but prior to his retirement; and

     WHEREAS, the Company also wishes to establish this Agreement to enhance its abilities to attract and retain highly qualified executives and to enable those executives to perform their duties in the best interests of the Company and its shareholders in the event of possible or threatened Change in Control of the Company without undue concern regarding the personal, financial interests of such executives.

     NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                 SECTION 1
                                DEFINITIONS

     1.1 ADMINISTRATIVE COMMITTEE - "Administrative Committee" shall consist of all outside directors of the Bank's Personnel Committee.

     1.2 AGE - "Age" shall mean the age of the person as of the date of his last birthday.

     1.3 CHANGE IN CONTROL - For purposes of this Agreement, a Change in Control of the Company shall have occurred (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if (a) after giving effect to such offer such corporation, person, other entity or group would own twenty-five percent (25%) or more of the Voting Stock of the Company, (b) there shall have been filed documents with the Securities and Exchange Commission ("SEC") in connection therewith (or, if no such filling is required, public evidence that the offer has already commenced), and (c) such corporation, person, other entity or group has secured all required regulatory approvals to own or control twenty-five percent (25%) or more of the Voting Stock of the Company, (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated; (iii) if any corporation, person, other entity or group (other than the Company of any of its wholly owned subsidiaries) becomes the Beneficial Owner of stock representing twenty-five percent (25%) or more of the Voting Stock of the Company, or (iv) if during any period of two (2) consecutive years Continuing Directors cease to comprise a majority of the Company's Board of Directors. The term "Continuing Director" means (i) any member of the Board of Directors of the Company who was a member of the Board of Directors of the Company at the beginning of any period of two (2) consecutive years, and (ii) any person who subsequently becomes a member of the Board of Directors of the Company, if (a) such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors, or (b) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors. For purposes of this Agreement, "Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

     1.4 CREDITING RATE - "Crediting Rate" shall mean an annual rate of interest equal to 7.5%.

     1.5 DISABILITY - "Disability" shall mean, if the Participant is insured under the company long term disability policy, the definition of total disability contained in the long term disability insurance policy. If the Participant is not insured under such a policy, the board shall, in its complete and sole discretion, determine whether the Participant is disabled for the purposes of this Agreement.

     1.6 DISCHARGE FOR CAUSE - The Company may terminate the Participant's employment under this Agreement for "Cause." A termination for Cause is a termination by reason of the Board's good faith determination that the Participant (i) is incompetent or acted dishonestly or engaged in willful misconduct in the performance of his duties, (ii) breached a fiduciary duty to the Company for personal profit to himself, (iii) intentionally failed to perform reasonably assigned duties, (iv) willfully violated any law, rule or regulation (other than traffic violations or similar offenses) or any final cease and desist order, or (v) materially breached this

Agreement. No act, or failure to act, on the Participant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding the foregoing, (i) the Participant shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in the second sentence of this Section and specifying the particulars thereof in detail, and (ii) in no event will the Participant be subject to termination for Cause pursuant to clause (v) above unless the Participant shall have failed to cure, correct or prevent the alleged breach within thirty days after such resolution has been delivered to the Participant.

     1.7 EARLY RETIREMENT DATE - "Early Retirement Date" shall mean the first day of the month following the month in which a Participant reaches age 60.

     1.8 MORTALITY ASSUMPTIONS - "Mortality Assumptions" shall mean the life expectancy of a Participant, determined by applying Commissioners Standard Ordinary Mortality Table 1980CSO.

     1.9 NORMAL RETIREMENT DATE - "Normal Retirement Date" shall mean the first day of the month following the month in which a Participant reaches age 65.

     1.10 TERMINATION OF EMPLOYMENT - "Termination of Employment" shall mean the Participant's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, including by reason of death or disability.

     1.11 VESTING - For the purpose of this Agreement, vesting shall accrue to the Participant on a pro rata annual basis commencing January 1, 1997. The Participant shall earn 20 percent vesting for each complete year under
the Agreement.   Regardless of the number of years completed by the
Participant, upon a Change in Control, the Participant shall become 100% vested in all benefits under this Agreement.

                                 SECTION 2
                                ELIGIBILITY

          The Participant is eligible for the benefits provided herein in accordance with the terms of this Agreement upon the execution hereof.

          A Participant shall cease to be a Participant at Termination of Employment. However, the employment of a Participant shall not be deemed to be terminated by reason of an approved leave of absence granted in accordance with uniform rules applied in a non-discriminatory manner.

                                 SECTION 3
                            PAYMENT OF BENEFITS

     3.1  BENEFITS UPON NORMAL RETIREMENT.

          Upon a Participant's Termination of Employment on or after the Normal Retirement Date, the Company shall pay to the Participant the sum of $(ii) per year, payable in monthly installments of $(iii) each, commencing on the first day of the month coincident with or next following the date of Termination of Employment and continuing on the first day of each month thereafter for a period of 15 years, but in any event until a minimum of 180 total monthly payments are made to the Participant or the Participant's beneficiary per Section 3.6(b). At the sole discretion of the board of directors, the initial benefit may be increased in subsequent years to offset the effect of inflation.

     3.2  BENEFITS UPON EARLY RETIREMENT.

          Upon a Participant's Termination of Employment on or after reaching the Early Retirement Date but prior to the Normal Retirement Date, the Company shall pay to the Participant, monthly payments equal to the benefit described in Schedule A, attached. Such payments shall commence on the first day of the month coincident with or next following the date of Termination of Employment and shall continue on the first day of each month thereafter for a period of fifteen years, but in any event until a minimum of 180 total monthly payments are made to the Participant or the Participant's Beneficiary per Section 3.6(b).

          The Participant may elect, on or before the earlier of a) December 31 of the year prior to Termination of Employment; or b) 90 days prior to Termination of Employment, to defer commencement of payment of the retirement benefit to a date not later than the Normal Retirement Date. Such election shall be in writing and submitted to the Company. If a Participant elects to defer payment of the benefit until his Normal Retirement Date, the Company shall pay to the Participant the normal retirement benefit described in Section 3.1 above. If a Participant elects to defer payment of the benefit to a date prior to the Normal Retirement Date, the Company shall pay to the Participant a benefit calculated in accordance with the first sentence of this Section 3.2, but using the date selected by the Participant for the commencement of this benefit as his "Termination of Employment" date instead of his actual termination date.

     3.3  BENEFITS UPON LATE RETIREMENT.

          Upon a Participant's Termination of Employment after the Normal Retirement Date, the Company shall pay to the Participant the normal retirement benefit described in Section 3.1 above, increased by .05 per year or .00416 for each month that the Participant's Termination of Employment is deferred beyond the Normal Retirement Date, in equal monthly installments commencing on the first day of the month coincident with or next following the date of Termination of Employment and continuing on the first day of each month thereafter for the periods specified in Section 3.1.

     3.4  BENEFITS UPON DISABILITY.

          Upon a Participant's Termination of Employment prior to the Normal Retirement Date due to Disability, no separate provision is made for a disability benefit under this Agreement. However, any such Participant shall be considered, notwithstanding such Termination of Employment, to continue to be a Participant while disabled and for so long as the disability continues prior to reaching the Early Retirement Date, such Participant's beneficiary shall receive the survivor's benefits described in Section 3.6(a). In the event the Participant lives to the Early Retirement Date, the Participant shall be entitled to receive the early retirement benefit described in Section 3.2.

     3.5  OTHER TERMINATIONS OF EMPLOYMENT.

          (a) VOLUNTARY TERMINATION OF EMPLOYMENT PRIOR TO THE EARLY RETIREMENT DATE OR DISCHARGE FOR CAUSE AT ANY TIME. Upon a Participant's voluntary Termination of Employment prior to reaching the Early Retirement Date, for reasons other than death or Disability, or upon the Participant's Discharge for Cause at any time, the Company shall pay the vested benefit to the Participant pursuant to Schedule A attached to this Agreement in the form of an "immediate Lump Sum Benefit", and the Participant shall have no further right to receive any additional benefit hereunder.

          (b) INVOLUNTARY TERMINATION OF EMPLOYMENT PRIOR TO THE EARLY RETIREMENT DATE OTHER THAN BECAUSE OF DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Upon a Participant's involuntary Termination of Employment prior to reaching the Early Retirement Date, for reasons other than death, disability or discharge for cause, the Participant shall become 100% vested and the Company shall pay to the Participant as compensation for services rendered prior to such Termination of Employment the "Immediate Lump Sum Benefit" as defined in Schedule A. For purposes of this subsection 3.5(b), the Participant shall be deemed to have incurred an Involuntary Termination of Employment covered by this subsection if he quits employment as a result of the Company's significantly lessening either his title, duties, responsibilities, compensation or altering his situs of employment, without his consent. His compensation shall be deemed to be significantly lessened if any cutback is imposed except as a part of an overall cutback applied proportionately to all of the Company's management employees or if the Participant fails to receive periodic increases substantially proportionate to and coincident with the increase granted to management employees.

          (c) TERMINATION OF EMPLOYMENT AT OR AFTER A CHANGE IN OWNERSHIP OF CONTROL. If a Participant incurs an involuntary Termination of Employment prior to reaching the Early Retirement Date, for reasons other than death, disability, or discharge for cause, but on or after the occurrence of a Change in Control, or if in connection with such change in control, the Participant's title, duties, responsibilities, or compensation is significantly lessened or his situs of employment is changed, without his consent, the Company shall immediately pay to the Participant an amount equal to the sum of a) 100% of the Participant's gross annual salary for the twelve-month period prior to Termination, and b) the "Immediate Lump Sum Benefit" on Schedule A. For purposes hereof, the standards set forth in subparagraph (b) above with respect to what constitutes a significant lessening of compensation shall apply.

     3.6  SURVIVORSHIP BENEFITS.

          (a) PRIOR TO COMMENCEMENT OF NORMAL OR EARLY RETIREMENT BENEFITS. If a Participant dies while in the service of the Company or after a Termination of Employment due to Disability and while Disabled or after a Termination of Employment on or after the Early Retirement Date, but prior to commencement of any benefit payments under this Agreement, the Company shall pay to the Participant's beneficiary a survivor's benefit of 180 equal monthly installments of $(iii) commencing on the first day of the month after the Participant's death and continuing on the first day of each month thereafter until all such payments are completed. In the event a beneficiary dies before receiving all the survivor's benefit payments, the remaining payments shall be paid to the legal representatives of the beneficiary's estate. Payment of the survivor's benefit shall relieve the Company of the obligation to pay any other benefit which the Participant would have otherwise received, under the terms of this Agreement.

          (b) AFTER COMMENCEMENT OF BENEFITS. If a Participant dies after any benefit payments have commenced, but prior to receiving all of the scheduled minimum number of monthly payments, the company shall pay the remaining monthly payment to the Participant's beneficiary. In the event a beneficiary dies before receiving all of the remaining payments, the remaining payments shall be paid to the legal representatives of the beneficiary's estate.

     3.7  RECIPIENTS OF PAYMENTS:  DESIGNATION OF BENEFICIARY.

          All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under this Agreement shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. The Participant may revoke or modify said designation at any time by a further written designation. The Participant's beneficiary designation shall be deemed automatically revoked in the event of the death of the beneficiary, or if the beneficiary is the Participant's spouse, in the event of dissolution of marriage. If no designation shall be in effect at the time of any benefits payable under this Agreement shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the legal representatives of the Participant's estate.

      3.8 ACCELERATION OF BENEFITS.

          At any time after the Participant or the Participant's beneficiary becomes entitled to a payment of benefits under this Agreement, the Participant, or the Participant's beneficiary, may elect to accelerate the payment of benefits to the payment of a lump-sum payment. Such payment shall equal ninety percent (90%) of the present value of the remaining payments payable assuming a discount rate equal to the Crediting Rate, and in the case of payments that are payable over the life of the Participant or the Participant's beneficiary, assuming the Mortality Assumptions.

                                 SECTION 4
                  ADDITIONAL CHANGE IN CONTROL PROVISIONS

     4.1  APPLICATION OF SECTION.

          If the Participant receives payments under this Agreement that are contingent upon a Change in Control, as determined under Section 280G of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder, then the provisions of this Section 4 shall apply.

     4.2  LIMIT ON PAYMENTS.

          If payments or benefits under this Agreement, after taking into account all other payments or benefits to which the Participant is entitled from the Company, are expected to result in an excise tax on the Participant or the loss of certain tax deductions by the Company by reason of Code Section 280G and 4999, then payments under this Agreement shall be reduced to an amount such that all payments to the Participant from the Company, which are considered contingent upon the Change in Control, shall not exceed 2.99 times the Participant's Base Amount as defined in Code
Section 280G.

     4.3  DETERMINATION BY EXPERTS.

          If the Participant and the Company shall disagree as to whether a payment under this Agreement could result in the loss of a deduction, the matter shall be resolved by an opinion of [the Company's law firm], or if [Company's law firm] is unable to provide such an opinion, counsel selected by the Company, and agreed to by the Officer. Counsel's opinion need not be unqualified. Counsel's opinion shall be based on determinations of the Base Amount and Excess Parachute Payments, as such terms are defined by
Section 280G of the Code or its successor, by [Consulting Firm], or if [Consulting Firm] is unable to make such determinations, a consulting firm chosen by the Company and agreed to by the Officer. The Company shall pay the fees and expenses of such counsel and consulting firm, and shall make available such information as may be reasonably requested by such counsel and consulting firm to prepare the opinion. If the maximum amount payable to the Officer pursuant to this Section cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable, and shall pay the remaining amount as soon as practicable after such remaining amount is determined.

     4.4  PARTICIPANT'S COSTS OF ENFORCEMENT.

          Following a Change in Control, the company shall pay all expenses of the Participant, including but not limited to attorney fees incurred in enforcing payments by the Company pursuant to this Agreement.

                                 SECTION 5
            ADMINISTRATION AND INTERPRETATION OF THIS AGREEMENT

     The Board of Directors shall appoint an Administrative Committee consisting of three (3) or more persons to administer and interpret this Agreement. Interpretation by the Administrative Committee shall be final and binding upon a Participant. The Administrative Committee may adopt rules and regulations relating to this Agreement as it may deem necessary or advisable for the administration thereof.

                                 SECTION 6
                             CLAIMS PROCEDURE

     If the Participant or the Participant's beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrative Committee. The Administrative Committee shall notify the Claimant within sixty (60) days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrative Committee prior to the end of the sixty (60) day period stating that special circumstances requires an extension of the time for decision. The notice of the Administrative Committee's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, must contain the following information:

          (a)  the specific reasons for the denial;

          (b) specific reference to pertinent provisions of the Plan on which the denial is based; and

          (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

                                 SECTION 7
                             REVIEW PROCEDURE

     7.1 A Claimant is entitled to request a review of any denial of his claim by the Administrative Committee. The request for review must be submitted in writing within a sixty (60) day period, the claim will be deemed to be conclusively denied. The Claimant or his representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

     7.2 If the request for review by a Claimant concerns the interpretation and application of the provisions of the Agreement and the Company's obligations, then the review shall be conducted by a separate committee consisting of three persons designated or appointed by the Administrative Committee. The separate committee shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the committee may extend the time for decision by not more than sixty (60) days upon written notice to the

Claimant. The Claimant shall receive written notice of the separate committee's review decision, together with specific reasons for the decision and reference to the pertinent provisions of this Agreement.

                                 SECTION 8
                        LIFE INSURANCE AND FUNDING

     The Company in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Participant shall have no interest whatsoever in any such policy or policies, but at the request of the Company he shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

     The rights of the Participant, or his beneficiary, or estate, to benefits under the Plan shall be solely those of an unsecured creditor of the Company. Any insurance policy or other assets acquired by or held by the Company in connection with the liabilities assumed by it pursuant to the Plan shall not be deemed to be held under any trust for the benefit of the Participant, his beneficiary, or his estate, or to be security for the performance of the obligations of the Company but shall be, and remain, a general, unpledged, and unrestricted asset of the Company.

     If this Agreement is funded through insurance on the life of the Participant, then in the event of such Participant's death during the first two (2) years after the effective date of this Agreement, and if such Participant's death was a result of suicide or if such Participant made any material misstatement or failed to make a material disclosure of information in any documentation which the Participant is requested to complete in connection with this Agreement, then no death benefits under the terms of this Agreement will be payable, unless and to the extent that the Board of Directors of Company, in their absolute discretion, may otherwise determine.

                                 SECTION 9
                          ASSIGNMENT OF BENEFITS

     Neither the Participant nor any other beneficiary under the Plan shall have any right to assign the right to receive any benefits hereunder, and in the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

                                SECTION 10
                  EMPLOYMENT NOT GUARANTEED BY AGREEMENT

     Neither this Agreement nor any action taken hereunder shall be construed as giving the Participant the right to be retained as an Executive Employee or as an employee of the Company for any period.

                                SECTION 11
                                   TAXES

     The Company shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments. In the event that the Company determines that benefits under the Plan are subject to FICA currently, the Company shall withhold the Participant's portion of FICA from such other amounts payable to the Participant as the Company deems appropriate.

                                SECTION 12
                         AMENDMENT AND TERMINATION

     The Board of Directors may, at any time, amend or terminate this Agreement, provided that the Board may not reduce or modify any benefit in pay status to the Participant or beneficiary hereunder or any benefit that would become payable hereunder if the Participant was involuntarily terminated under Section 3.5(b) hereof on the day prior to such action by the Board, without the prior written consent of the Participant.

                                SECTION 13
                               CONSTRUCTION

     This Agreement shall be construed according to the laws of the State of Michigan.

                                SECTION 14
                           FORM OF COMMUNICATION

     Any election, application, claim, notice or other communication required or permitted to be made by the Participant to the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon mailing, if sent by first-class mail, postage prepaid, and addressed to the Company's office at 6 Main Street, Kent City, Michigan 49330.

                                SECTION 15
                                 CAPTIONS

     The captions at the head of a section or a paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.

                                SECTION 16
                               SEVERABILITY

     The invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

                                SECTION 17
                              BINDING EFFECT

     This Agreement shall be binding upon and shall inure to the benefit of the Company and the Participant, and each of their successors, heirs, personal representatives and permitted assigns. No sale of substantially all of the Company's assets shall be made without the buyer expressly assuming the obligation of this Agreement. The Company further agrees that it will not be a party to any merger, consolidation or reorganization unless and until its obligations hereunder are expressly assumed by the successor or successors.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.

                              BY:/s/ ROBERT C. HUMPHREYS

                              ITS:CHAIRMAN

                              /s/ (I)

                      BENEFICIARY DESIGNATION NOTICE

                             VALLEY RIDGE BANK

To the Plan Administrator of _______ Executive Salary Continuation Agreement:

Pursuant to the Provisions of my Executive Salary Continuation Agreement with ____________________________________ permitting the designation of a beneficiary or beneficiaries by the participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death.

PRIMARY BENEFICIARY:

Name                     Address             Relationship

__________________________________________________________________________

__________________________________________________________________________


SECONDARY (CONTINGENT) BENEFICIARY:

Name                     Address             Relationship

__________________________________________________________________________

__________________________________________________________________________


THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

The Plan Administrator shall pay all sums payable under this Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Plan Administrator shall pay all amounts in accordance with the terms of the Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit, payable according to the terms of the Agreement, shall be payable to the personal representatives of the estate of said deceased beneficiary, who survives me, but die prior to receiving the total benefit.

____________________________            __________________________________
Date of Designation                           Signature of Executive